Exhibit 99.1

Penn Virginia GP Holdings, L.P.

Three Radnor Corporate Center, Suite 300, 100 Matsonford Road, Radnor, PA 19087

FOR IMMEDIATE RELEASE

Contact:	James W. Dean, Director, Investor Relations
Ph: (610) 687-8900 Fax: (610) 687-3688 E-Mail: invest@pennvirginia.com

PENN VIRGINIA GP HOLDINGS, L.P.

ANNOUNCES SECOND QUARTER 2007 RESULTS

RADNOR, PA (BusinessWire) August 1, 2007 – Penn Virginia GP Holdings, L.P. (NYSE: PVG) today reported distributable cash of $10.9 million and net income of $8.3 million for the three months ended June 30, 2007. A reconciliation of distributable cash, a non-GAAP (generally accepted accounting principles) financial measure, appears in the financial tables later in this release.

As previously announced, on August 20, 2007 PVG will pay to unitholders of record as of August 6, 2007 a quarterly cash distribution covering the period April 1 through June 30, 2007 in the amount of $0.28 per unit, or an annualized rate of $1.12 per unit. This annualized distribution represents a $0.08 per unit increase over the annualized distribution of $1.04 per unit paid in the prior quarter.

PVG owns the general partner, including the incentive distribution rights, and is the largest limited partner unitholder of Penn Virginia Resource Partners, L.P. (NYSE: PVR) and reports its financial results on a consolidated basis with the financial results of PVR. PVG currently has no separate operating activities apart from those conducted by PVR and derives its cash flow solely from cash distributions received from PVR.

These items, together with operational updates and full-year 2007 guidance for PVR and its coal royalty and natural gas midstream segments, are discussed in more detail in PVR’s news release dated August 1, 2007 (please visit PVR’s website, www.pvresource.com under “For Investors,” for a copy of the release).

Management Comment

A. James Dearlove, Chief Executive Officer of PVG, said, “We are pleased to present second quarter 2007 results for PVG, which provided the backing for the recent eight percent increase in our annualized distribution as compared to the prior quarter. PVR’s operations, which generate our cash flows, produced solid results during the quarter that allowed for the recent distribution increase. We remain focused on continuing to grow cash distributions during the balance of 2007 and beyond, as PVR executes its growth strategy. PVR continues to evaluate coal reserve and midstream acquisitions, as well as organic growth opportunities. For example, in the second quarter, PVR made two coal reserve acquisitions in the Illinois Basin and the announced plans to construct a processing plant and related assets in east Texas to serve the oil and gas subsidiary of Penn Virginia Corporation (NYSE: PVA) and potentially other oil and gas producers.”

Guidance for 2007

See the Guidance Table included in PVR’s August 1, 2007 release for guidance estimates for full-year 2007.

Conference Call

A joint conference call and webcast, during which management will discuss second quarter 2007 results for PVG and PVR, is scheduled for Thursday, August 2, 2007 at 1:00 p.m. ET. Prepared remarks by A. James Dearlove, Chief Executive Officer, will be followed by a question and answer period. Investors and analysts may participate via phone by dialing 1-877-407-9205 five to ten minutes before the scheduled start of the conference call, or via webcast by logging on to PVR’s website at www.pvresource.com at least 20 minutes prior to the scheduled start of the call to download and install any necessary audio software. A telephone replay of the call will be available until August 16, 2007 at 11:59 p.m. ET by dialing 1-877-660-6853 and using the following replay pass codes: account #286, conference ID #248552. An on-demand replay of the conference call will be available at PVR’s website beginning shortly after the call.

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Headquartered in Radnor, PA, Penn Virginia GP Holdings, L.P. (NYSE: PVG) is a publicly traded limited partnership formed to own the general partner interest, all of the incentive distribution rights and approximately 42% of the limited partner interests in Penn Virginia Resource Partners, L.P. (NYSE: PVR), a manager of coal properties and related assets and the operator of a midstream natural gas gathering and processing business.

For more information about PVG and PVR, visit PVR’s website at www.pvresource.com.

Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: PVR’s ability to generate sufficient cash from its natural gas midstream and coal businesses to pay the minimum quarterly distribution to its general partner and PVR’s unitholders; energy prices generally and specifically, the price of natural gas, NGLs and coal; the relationship between natural gas and NGL prices; the price of coal and its comparison to the price of natural gas; the volatility of commodity prices for coal, natural gas and NGLs; the projected demand for coal, natural gas and NGLs; the projected supply of coal, natural gas and NGLs; PVR’s ability to successfully manage PVR’s relatively new natural gas midstream business; PVR’s ability to acquire new coal reserves or natural gas midstream assets on satisfactory terms; the price for which PVR can acquire coal reserves; PVR’s ability to continually find and contract for new sources of natural gas supply; PVR’s ability to retain existing or acquire new natural gas midstream customers; PVR’s ability to lease new and existing coal reserves; the ability of PVR’s lessees to produce sufficient quantities of coal on an economic basis from PVR’s reserves; the ability of PVR’s lessees to obtain favorable contracts for coal produced from our reserves; competition among producers in the coal industry generally and among natural gas midstream companies; PVR’s exposure to the credit risk of its coal lessees and natural gas midstream customers; the extent to which the amount and quality of PVR’s actual production differ from its estimated recoverable proved coal reserves; hazards or operating risks incidental to natural gas midstream operations; unanticipated geological problems; the dependence of PVR’s natural gas midstream business on having connections to third party pipelines; the availability of production equipment and materials; the occurrence of unusual weather or operating conditions including force majeure events; the failure of PVR’s infrastructure and PVR’s lessees’ mining equipment or processes to operate in accordance with specifications or expectations; delays in anticipated start-up dates of PVR’s lessees’ mining operations and related coal infrastructure projects; environmental risks affecting the mining of coal reserves or the production, gathering and processing of natural gas; the timing of receipt of necessary governmental permits by PVR or PVR’s lessees; the risks associated with having or not having price risk management programs; labor relations and costs; accidents; changes in governmental regulation or enforcement practices, especially with respect to environmental, health and safety matters, including with respect to emissions levels applicable to coal-burning power generators; uncertainties relating to the outcome of current and future litigation regarding mine permitting; risks and uncertainties relating to general domestic and international economic (including inflation and interest rates) and political conditions (including the impact of potential terrorist attacks); the experience and financial condition of PVR’s coal lessees and natural gas midstream customers, including their ability to satisfy their royalty, environmental, reclamation and other obligations to PVR and others; PVR’s ability to expand its natural gas midstream business by constructing new gathering systems, pipelines and processing facilities on an economic basis and in a timely manner; coal handling joint venture operations; and changes in financial market conditions.

Additional information concerning these and other factors can be found in our press releases and public periodic filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2006. Many of the factors that will determine PVR’s and, therefore, our future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as the result of new information, future events or otherwise.

PENN VIRGINIA GP HOLDINGS, L.P.

CONSOLIDATED STATEMENTS OF INCOME - unaudited

(in thousands, except per unit data)

	Three Months Ended, June 30,		Six Months Ended, June 30,
	2007	2006	2007	2006
Revenues
Natural gas midstream	$114,407	$95,350	$209,725	$204,531
Coal royalties	24,029	24,254	49,029	46,676
Coal services	2,092	1,404	3,693	2,830
Other	3,616	2,455	5,897	4,590

Total revenues	144,144	123,463	268,344	258,627

Expenses
Cost of midstream gas purchased	95,077	75,692	174,808	174,343
Operating	5,497	4,094	11,011	7,572
Taxes other than income	607	439	1,450	1,137
General and administrative	6,305	5,134	12,706	10,404
Depreciation, depletion and amortization	9,822	8,816	19,955	17,637

Total expenses	117,308	94,175	219,930	211,093

Operating Income	26,836	29,288	48,414	47,534
Interest expense	(3,617)	(4,416)	(7,164)	(8,483)
Other	466	277	819	571
Derivatives	(7,550)	(11,929)	(10,197)	(18,062)

Income before minority interest	16,135	13,220	31,872	21,560
Minority interest	7,834	7,759	15,851	12,648

Net income	$8,301	$5,461	$16,021	$8,912

Basic and diluted net income per limited partner unit	$0.21	$0.17	$0.41	$0.28
Weighted average units outstanding, basic and diluted	39,075	32,125	39,067	32,125
Other data:
Coal segment:
Coal royalty tons (in thousands)	8,060	7,966	16,344	15,686
Average gross coal royalty ($ per ton)	$2.98	$3.04	$3.00	$2.98
Natural gas midstream segment:
Midstream system throughput volumes (MMcf)	17,019	14,466	32,919	28,648
Gross midstream processing margin (in thousands)	$19,330	$19,658	$34,916	$30,188

PENN VIRGINIA GP HOLDINGS, L.P.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2007	December 31, 2006
	(unaudited)
Assets
Cash	$22,212	$13,687
Receivables	70,589	66,987
Derivative assets	1,740	449
Other current assets	2,421	2,587

Total current assets	96,962	83,710
Property and equipment, net	606,597	556,513
Derivative assets	2,169	2,455
Other long-term assets	72,179	73,591

Total assets	$777,907	$716,269

Liabilities and Partners’ Capital
Accounts payable and accrued liabilities	$63,786	$63,340
Current portion of long-term debt	11,846	10,832
Derivative liabilities	7,562	6,996
Deferred income	13,988	6,999

Total current liabilities	97,182	88,167
Other long-term liabilities	6,950	9,931
Derivative liabilities	5,438	6,618
Long-term debt	263,283	207,214
Minority interest - (a)	172,850	330,148
Partners’ capital - (a)	232,204	74,191

Total liabilities and partners’ capital	$777,907	$716,269

(a) -	The decrease in minority interest and corresponding increase in partners' capital is primarily due to a gain recognized on PVR's Initial Public Offering in 2001 and each subsequent PVR equity issuance. In accordance with SEC Staff Accounting Bulletin No. 51, PVG deferred recognition of the gain until all PVR junior securities converted to common units in May 2007.

CONSOLIDATED STATEMENTS OF CASH FLOWS - unaudited

(in thousands)

	Three Months ended June 30,		Six Months ended June 30,
	2007	2006	2007	2006
Operating Activities
Net income	$8,301	$5,461	$16,021	$8,912
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	9,822	8,816	19,955	17,637
Commodity derivative contracts:
Total derivative losses	8,835	12,640	12,325	18,512
Cash receipts (payments) to settle derivatives for period	(2,189)	(5,139)	(4,261)	(8,061)
Minority interest	7,834	7,759	15,851	12,648
Non-cash interest expense	165	191	329	382
Equity earnings, net of distributions	(645)	2,358	(878)	2,028
Other	(158)	420	(198)	729
Changes in operating assets and liabilities	1,580	3,668	(2,972)	(4,340)

Net cash provided by operating activities	33,545	36,174	56,172	48,447

Investing Activities
Acquisitions, net of cash acquired	(52,117)	(78,318)	(52,456)	(81,387)
Additions to property and equipment	(11,872)	(9,825)	(18,874)	(15,321)
Other	154	3	197	3

Net cash used in investing activities	(63,835)	(88,140)	(71,133)	(96,705)

Financing Activities
Proceeds from (repayments of) borrowings, net	52,000	64,800	57,000	61,500
Proceeds from issuance of common units	—	—	916	—
Distributions to minority interest holders of PVR	—	—	—	—
Distributions to partners	(21,032)	(14,475)	(34,374)	(28,923)
Payment of offering costs	—	—	(56)	—

Net cash provided by (used in) financing activities	30,968	50,325	23,486	32,577

Net increase (decrease) in cash and cash equivalents	678	(1,641)	8,525	(15,681)
Cash and cash equivalents-beginning balance	21,534	9,110	13,687	23,150

Cash and cash equivalents-ending balance	$22,212	$7,469	$22,212	$7,469

Note: The financial information included in this earnings release represents the combined financial information of Penn Virginia Resource GP, LLC and subsidiaries for the six months ended June 30, 2006 and the financial information of Penn Virginia GP Holdings, L.P. for the six months ended June 30, 2007.

PENN VIRGINIA GP HOLDINGS, L.P.

DISTRIBUTABLE CASH - unaudited

(in thousands, except per unit data)

The following table presents the calculation and reconciliation of distributable cash of PVG with respect to the three months ended June 30, 2007:

Distributable cash:
Cash distributions expected to be received from PVR in August 2007 associated with:
General partner 2% interest	$395
General partner incentive distribution rights	3,114
19,587,049 PVR common units	8,227

Total cash expected to be received from PVR	11,736
Deduct: Net expenses of PVG on a stand-alone basis (see Note 1)	(425)
Cash reserve for working capital	(370)

Distributable cash	$10,941

Units outstanding (in thousands)	39,075

Distribution per limited partner unit	$0.28

Cash distributions to be paid to partners of Penn Virginia G.P. Holdings, L.P. in August 2007
To Penn Virginia Corporation	$8,985
To public unitholders	1,956

Total cash distributions to be paid	$10,941

Note 1 - Net expenses of PVG represents general and administrative expenses, offset in part by interest income.

PENN VIRGINIA GP HOLDINGS, L.P.

QUARTERLY SEGMENT INFORMATION - unaudited

(in thousands)

	Coal	Natural Gas Midstream	Other	Consolidated
Three Months Ended June 30, 2007
Revenues
Natural gas midstream	$—	$114,407	$—	$114,407
Coal royalties	24,029	—	—	24,029
Coal services	2,092	—	—	2,092
Other	2,289	1,327	—	3,616

Total revenues	28,410	115,734	—	144,144

Expenses
Cost of midstream gas purchased	—	95,077	—	95,077
Operating	2,514	2,983	—	5,497
Taxes other than income	267	336	4	607
General and administrative	2,743	3,020	542	6,305
Depreciation, depletion and amortization	5,320	4,502	—	9,822

Total expenses	10,844	105,918	546	117,308

Operating income (loss)	$17,566	$9,816	$(546)	$26,836

Additions to property and equipment and acquisitions, net of cash acquired	$52,130	$11,859	$—	$63,989

	Coal	Natural Gas Midstream	Other	Consolidated
Three Months Ended June 30, 2006
Revenues
Natural gas midstream	$—	$95,350	$—	$95,350
Coal royalties	24,254	—	—	24,254
Coal services	1,404	—	—	1,404
Other	2,239	216	—	2,455

Total revenues	27,897	95,566	—	123,463

Expenses
Cost of midstream gas purchased	—	75,692	—	75,692
Operating	1,252	2,842	—	4,094
Taxes other than income	102	337	—	439
General and administrative	2,469	2,665	—	5,134
Depreciation, depletion and amortization	4,747	4,069	—	8,816

Total expenses	8,570	85,605	—	94,175

Operating income	$19,327	$9,961	$—	$29,288

Additions to property and equipment and acquisitions, net of cash acquired	$69,163	$18,980	$—	$88,143

PENN VIRGINIA GP HOLDINGS, L.P.

YEAR-TO-DATE SEGMENT INFORMATION - unaudited

(in thousands)

	Coal	Natural Gas Midstream	Other	Consolidated
Six Months Ended June 30, 2007
Revenues
Natural gas midstream	$—	$209,725	$—	$209,725
Coal royalties	49,029	—	—	49,029
Coal services	3,693	—	—	3,693
Other	4,172	1,725	—	5,897

Total revenues	56,894	211,450	—	268,344

Expenses
Cost of midstream gas purchased	—	174,808	—	174,808
Operating	4,669	6,342	—	11,011
Taxes other than income	590	856	4	1,450
General and administrative	5,359	6,043	1,304	12,706
Depreciation, depletion and amortization	10,810	9,145	—	19,955

Total expenses	21,428	197,194	1,308	219,930

Operating income (loss)	$35,466	$14,256	$(1,308)	$48,414

Additions to property and equipment and acquisitions, net of cash acquired	$53,466	$17,864	$—	$71,330

	Coal	Natural Gas Midstream	Other	Consolidated
Six Months Ended June 30, 2006
Revenues
Natural gas midstream	$—	$204,531	$—	$204,531
Coal royalties	46,676	—	—	46,676
Coal services	2,830	—	—	2,830
Other	3,720	870	—	4,590

Total revenues	53,226	205,401	—	258,627

Expenses
Cost of midstream gas purchased	—	174,343	—	174,343
Operating	2,221	5,351	—	7,572
Taxes other than income	412	725	—	1,137
General and administrative	4,699	5,705	—	10,404
Depreciation, depletion and amortization	9,499	8,138	—	17,637

Total expenses	16,831	194,262	—	211,093

Operating Income	$36,395	$11,139	$—	$47,534

Additions to property and equipment and acquisitions, net of cash acquired	$75,167	$21,541	$—	$96,708